Exhibit 99.1

CONTACT:
Edie DeVine	FOR IMMEDIATE RELEASE
WeissComm Partners
(415) 946-1081
Craig Johnson Joins Ardea Biosciences’ Board of Directors
SAN DIEGO, June 12, 2008 — Ardea Biosciences, Inc. (Nasdaq: RDEA) today announced the appointment of Craig Johnson to the Company’s Board of Directors.
“We are pleased to welcome Mr. Johnson to Ardea as an independent member of our Board of Directors,” said Barry D. Quart, PharmD, Ardea Biosciences’ President and CEO. “Given his broad financial expertise within the life-sciences industry, he will chair our Audit Committee. We look forward to his insight and guidance as we continue to build our organization.”
Craig Johnson is the vice president and chief financial officer of TorreyPines Therapeutics, Inc., where he has served in that capacity since joining the company in 2004. From 1994 to 2004, Mr. Johnson was employed by MitoKor, Inc. and last held the position of chief financial officer and senior vice president of operations. Prior to joining MitoKor, he was a senior financial executive for several early-stage technology companies. From 1984 to 1988, Mr. Johnson worked for the accounting firm Price Waterhouse LLP. He has been actively involved in the Association of Bioscience Financial Officers since 1998. Mr. Johnson received his B.B.A. in accounting from the University of Michigan and is a certified public accountant.
About Ardea Biosciences
Ardea Biosciences, Inc., of San Diego, California, is a biotechnology company focused on the discovery and development of small-molecule therapeutics for the treatment of HIV, cancer and inflammatory diseases, including gout. We have four drug candidates in clinical trials and others in preclinical development and discovery. Our most advanced development candidate is RDEA806, a non-nucleoside reverse transcriptase inhibitor (NNRTI), which is in a Phase 2a study for the treatment of HIV. We have evaluated our second- generation NNRTI for the treatment of HIV, RDEA427, in a human micro-dose pharmacokinetic study and have selected it as a development candidate. RDEA594, our lead development candidate for the treatment of gout, is in preclinical development and is believed to be an inhibitor of the URAT1 transporter in the kidney, which is responsible for regulation of uric acid levels. We are evaluating our lead MEK inhibitor, RDEA119, in a Phase 1 study in advanced cancer patients, as well as in a Phase 1 study in normal healthy volunteers as a precursor to trials in patients with inflammatory diseases. Lastly, we have evaluated our second-generation MEK inhibitor for the treatment of cancer and inflammatory diseases, RDEA436, in a human micro-dose pharmacokinetic study and have selected it as a development candidate.
Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding our goals, including the expected properties and benefits of RDEA806, RDEA427, RDEA594, RDEA119, RDEA436 and our other compounds and the results of preclinical, clinical and other studies. Risks that contribute to the uncertain nature of the forward- looking statements include: risks related to the outcome of preclinical and clinical studies, risks related to regulatory approvals, delays in commencement of preclinical and clinical studies, and costs associated with our drug discovery and development programs and business development activities. These and other risks and uncertainties are described more fully in our most recently filed SEC documents, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, under the headings “Risk Factors.” All forward-looking statements contained in this press release speak only as of the date on which they were made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.
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